Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record Revenue for Fourth Quarter, Exceeds Outlook

•	Q4 2015 Revenue Increases 22% to $257 Million (+27% ex-currency)

•	Q4 2015 Non-GAAP EPS Increases 17% (+27% ex-currency)

•	FY2015 Revenue Increases 12% to Record $883 Million (+17% ex-currency)

•	FY2015 Non-GAAP EPS Increases 13% (+24% ex-currency)

Fremont, Calif. – January 27, 2016 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the quarter and year ended December 31, 2015.

For the quarter ended December 31, 2015, the Company reported record revenue of $256.5 million, up 22% compared to fourth quarter 2014 revenue of $211.1 million. Non-GAAP net income was $29.4 million or $0.61 per diluted share, which was reduced by 3 cents due to balance sheet currency translation impact, compared to non-GAAP net income of $25.1 million or $0.52 per diluted share for the same period in 2014, which was reduced by 2 cents due to balance sheet currency translation impact. GAAP net income was $10.3 million or $0.21 per diluted share, compared to $11.9 million or $0.25 per diluted share for the same period in 2014.

For the year ended December 31, 2015, the Company reported revenue of $882.5 million, up 12% year-over-year compared to $790.4 million for the same period in 2014. Non-GAAP net income was $97.9 million or $2.03 per diluted share, compared to non-GAAP net income of $87.1 million or $1.80 per diluted share for the same period in 2014. GAAP net income was $33.5 million or $0.70 per diluted share, compared to $33.7 million or $0.70 per diluted share for the same period in 2014.

“Our team capped another strong year for EFI by delivering an outstanding quarter despite the continued macro headwinds we have had to overcome all year,” said Guy Gecht, CEO of EFI. “As we begin 2016, we remain deeply committed to developing innovative technology to make our customers more competitive and productive.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

Ex-Currency. To better understand trends in our business, we believe that it is helpful to adjust revenue and earnings per share to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is accomplished by using the exchange rate in effect during the comparable prior period. We refer to this adjusted revenue and earnings per share as “ex-currency.” Management believes the ex-currency measure provides investors an additional perspective on year-over-year financial trends. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, potential differences between the results disclosed in this release and EFI’s final results when disclosed in its Annual Report on Form 10-K as a result of final adjustments and other developments that may arise between now and the disclosure of the final results, intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until EFI will have filed its annual report on Form 10-K for the fiscal year 2015. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three months and years ended December 31, 2015 and 2014 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$256,544	$211,100	$882,513	$790,427
Cost of revenue	127,288	96,908	423,129	360,690

Gross profit	129,256	114,192	459,384	429,737
Operating expenses:
Research and development	37,451	34,169	141,364	134,732
Sales and marketing	42,222	39,481	156,339	147,383
General and administrative	18,587	16,959	72,797	66,932
Amortization of identified intangibles	8,390	5,407	26,510	20,673
Restructuring and other	3,187	916	5,731	6,578

Total operating expenses	109,837	96,932	402,741	376,298

Income from operations	19,419	17,260	56,643	53,439
Interest expense	(4,494)	(4,152)	(17,364)	(5,859)
Interest income and other expense, net	(711)	(845)	(1,757)	(5,493)

Income before income taxes	14,214	12,263	37,522	42,087
Provision for income taxes	(3,885)	(348)	(3,982)	(8,373)

Net income	$10,329	$11,915	$33,540	$33,714

Diluted EPS calculation
Net income	$10,329	$11,915	$33,540	$33,714

Net income per diluted common share	$0.21	$0.25	$0.70	$0.70

Shares used in diluted per share calculation	48,447	48,118	48,150	48,406

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income	$10,329	$11,915	$33,540	$33,714

Amortization of identified intangibles	8,390	5,407	26,510	20,673
Stock based compensation – Cost of revenue	481	668	2,951	2,562
Stock based compensation – Research and development	1,657	2,336	9,910	8,818
Stock based compensation – Sales and marketing	1,141	3,001	7,926	7,070
Stock based compensation – General and administrative	2,705	4,905	14,637	17,611
Restructuring and other	3,187	916	5,731	6,578
General and administrative:
Acquisition-related transaction costs	1,258	275	5,494	1,501
Changes in fair value of contingent consideration	295	(1,590)	(2,135)	(3,810)
Litigation settlements	15	—	584	897
Interest income and other expense, net
Non-cash interest expense related to our convertible notes	2,997	2,832	11,781	3,497

Tax effect of non-GAAP adjustments	(3,020)	(5,545)	(18,990)	(12,051)

Non-GAAP net income	$29,435	$25,120	$97,939	$87,060

Non-GAAP net income per diluted common share	$0.61	$0.52	$2.03	$1.80

Shares used in diluted per share calculation	48,447	48,118	48,150	48,406

Electronics For Imaging, Inc.

Reconciliation of Revenue and Non-GAAP Revenue Ex-Currency

Reconciliation of Non-GAAP Net Income to Non-GAAP Net Income Ex-Currency

(in thousands, except per share data)

(unaudited)

	Three Months	Year
	Ended	Ended
	December 31, 2015
Revenue	$256,544	$882,513
Ex-Currency Adjustments	12,439	41,746

Non-GAAP revenue ex-currency	$268,983	$924,259

Non-GAAP net income	$29,435	$97,939
Ex-Currency Adjustments	2,658	9,143

Non-GAAP net income ex-currency	$32,093	$107,082

Non-GAAP net income per diluted common share	$0.61	$2.03
Ex-Currency Adjustments	0.05	0.19

Non-GAAP net income per diluted common share ex-currency	$0.66	$2.22

Shares used in diluted per share calculation	48,447	48,150

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$164,091	$298,133
Short-term investments	333,276	318,599
Accounts receivable, net	194,715	155,421
Inventories	104,813	72,132
Other current assets	33,177	17,264

Total current assets	830,072	861,549
Property and equipment, net	97,779	86,197
Goodwill	338,793	245,443
Intangible assets, net	135,552	62,571
Other assets	55,300	48,810

Total assets	$1,457,496	$1,304,570

Liabilities & Stockholders’ equity
Accounts payable	$113,490	$86,940
Accrued and other liabilities	124,181	105,110
Income taxes payable and deferred tax liabilities	3,593	1,714

Total current liabilities	241,264	193,764
Convertible senior notes, net	296,485	284,818
Imputed financing obligation related to build-to-suit lease	13,106	12,472
Noncurrent contingent and other liabilities	52,132	5,440
Noncurrent deferred tax liabilities	19,003	3,875
Noncurrent income taxes payable	11,312	15,512

Total liabilities	633,302	515,881
Total stockholders’ equity	824,194	788,689

Total liabilities and stockholders’ equity	$1,457,496	$1,304,570

Deferred Taxes. ASU 2015-17, Balance Sheet Classification of Deferred Taxes, issued in November 2015, removes the requirement to classify the current and noncurrent amounts of deferred income tax assets and liabilities and requires noncurrent classification. We have elected to early adopt this standard, which has resulted in the reclassification of deferred tax assets and liabilities of $17.2 and $0.1 million, respectively, from current to noncurrent as of December 31, 2014.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income	$33,540	$33,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,124	31,099
Deferred taxes	(7,384)	(5,836)
Tax benefit from employee stock plans	5,368	8,491
Excess tax benefit from stock-based compensation	(3,256)	(9,789)
Stock-based compensation, net of cash settlements	32,388	36,061
Non-cash settlement of vacation liabllities by issuing restricted stock units (“RSUs”)	1,353	—
Provision for inventory obsolescence	5,193	6,300
Provision for bad debts and sales-related allowances	7,536	7,408
Contingent consideration payments related to businesses acquired	—	(3,428)
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	12,957	4,433
Other non-cash charges and gains	3,844	(3,608)
Changes in operating assets and liabilities, net of effect of acquired businesses	(66,561)	(22,504)

Net cash provided by operating activities	65,102	82,341

Cash flows from investing activities:
Purchases of short-term investments	(328,911)	(281,962)
Proceeds from sales and maturities of short-term investments	311,508	139,185
Purchases, net of proceeds from sales, of property and equipment	(18,449)	(15,900)
Businesses purchased, net of cash acquired	(74,766)	(21,980)

Net cash used for investing activities	(110,618)	(180,657)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,450	16,317
Proceeds from issuance of convertible notes, net of issuance cost payments	(58)	336,365
Purchase of convertible note hedges	—	(63,928)
Proceeds from issuance of warrants	—	34,535
Purchases of treasury stock and net share settlements	(76,447)	(101,095)
Repayment of debt assumed through business acquisitions	(22,534)	(564)
Contingent consideration payments related to businesses acquired	(4,093)	(10,594)
Excess tax benefit from stock-based compensation	3,255	9,789

Net cash provided by (used for) financing activities	(88,427)	220,825

Effect of foreign exchange rate changes on cash and cash equivalents	(99)	(1,460)

Decrease in cash and cash equivalents	(134,042)	121,049
Cash and cash equivalents at beginning of period	298,133	177,084

Cash and cash equivalents at end of period	$164,091	$298,133

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue by Operating Segment
Industrial Inkjet	$141,890	$101,855	$447,705	$379,170
Productivity Software	38,853	34,668	135,350	130,743
Fiery	75,801	74,577	299,458	280,514

Total	$256,544	$211,100	$882,513	$790,427

Revenue by Geographic Area
Americas	$136,549	$119,736	$473,599	$438,421
EMEA	85,912	62,893	291,103	244,545
APAC	34,083	28,471	117,811	107,461

Total	$256,544	$211,100	$882,513	$790,427

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe that it is helpful to adjust revenue and earnings per share to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is accomplished by using the exchange rate in effect during the comparable prior period. We refer to this adjusted revenue and earnings per share as “ex-currency.” Management believes the ex-currency measure provides investors an additional perspective on year-over-year financial trends. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $6.0 and $35.4 million during the three months and year ended December 31, 2015, respectively, consists of $6.0 and $34.1 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation and the non-cash settlement of $1.4 million of vacation liabilities settled through the issuance of RSUs during the year ended December 31, 2015, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. We settled, or accrued reserves related to, several litigation claims of $0.6 and $0.9 million during the years ended December 31, 2015 and 2014, respectively.

•	Tax effect of non-GAAP adjustments are as follows:

•	We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, after excluding the tax effect of the non-GAAP items described above, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.